Tyler Technologies Reports Earnings for Third Quarter 2021

Total revenues grew 61%; cash flows from operations and free cash flow reached record highs

PLANO, Texas – October 27, 2021 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights:

•Total revenues were $459.9 million, up 60.9% from $285.7 million for the third quarter of 2020. On an organic basis, total revenues grew 7.6%. Non-GAAP total revenues were $460.6 million, up 61.1% from $285.9 million for the third quarter of 2020. On an organic basis, non-GAAP total revenues grew 7.5%.
•Recurring revenues from maintenance and subscriptions were $370.8 million, up 78.9% from $207.3 million for the third quarter of 2020, and comprised 80.6% of third quarter 2021 revenue, up from 72.5% for the third quarter of 2020. On an organic basis, recurring revenues were $226.3 million, up 9.2%.
•Subscriptions revenue and software services revenues included a total of $43.3 million from NIC's TourHealth and COVID-related initiatives that are expected to wind down in the first half of 2022.
•Operating income was $56.2 million, up 13.1% from $49.7 million for the third quarter of 2020. Non-GAAP operating income was $116.8 million, up 42.8% from $81.8 million for the third quarter of 2020.
•Net income was $44.2 million, or $1.04 per diluted share, up 12.4% from $39.3 million, or $0.94 per diluted share, for the third quarter of 2020. Non-GAAP net income was $85.0 million, or $2.01 per diluted share, up 36.3% from $62.4 million, or $1.50 per diluted share, for the third quarter of 2020.
•Cash flows from operations were $205.4 million, up 21.0% from $169.8 million for the third quarter of 2020. Free cash flow was $192.8 million, up 16.6% from $165.4 million for the third quarter of 2020.
•Adjusted EBITDA was $125.0 million, up 40.6% from $88.9 million for the third quarter of 2020.
•Software subscription arrangements comprised approximately 74% of the total new software contract value in the third quarter, compared to approximately 47% in the third quarter of 2020.
•Subscription bookings in the third quarter added $19.0 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $1.486 billion, up 79.2% from $829.5 million for the third quarter of 2020.
•Total backlog was $1.77 billion, up 14.3% from $1.55 billion at September 30, 2020.
•During the third quarter, Tyler completed the acquisitions of VendEngine and Arx for a combined purchase price of approximately $96 million.

“Our third quarter results were exceptionally strong as we continued to build on the momentum established in the first half of the year. It was our best quarter ever by most financial measures, and we achieved new quarterly highs in revenues, non-GAAP earnings per share, free cash flow, adjusted EBITDA and

Tyler Technologies Reports Earnings
For Third Quarter 2021
October 27, 2021

bookings,” said Lynn Moore, Tyler’s president and chief executive officer. “With the inclusion of NIC's results for the full quarter, total revenues grew more than 60%, led by subscription revenue growth of 183%. In addition, for the first time, recurring revenues exceeded 80% of total revenues for the quarter.
"We're very pleased that NIC continued its strong performance in the first full quarter as a part of Tyler. As a result of the surge in the Delta variant, NIC's COVID-related revenues, which we had expected to wind down, were significantly above plan at $43.3 million, which contributed to a reduction in consolidated margins. Excluding the COVID-related revenues, NIC's core revenues grew 5% over last year.
"Cash flows from operations and free cash flow both reached new quarterly highs, and our balance sheet remains very solid. During the third quarter, we paid down $122.5 million of bank debt and used $89.5 million in cash to fund the acquisitions of VendEngine and Arx.
"We continue to see positive trends in public sector market activity, with indicators such as proposals, sales demonstrations and pipelines generally at or above pre-COVID levels, and we're beginning to see client purchasing that is being funded through federal stimulus programs. Bookings in the third quarter, including NIC's activity, were very robust at approximately $601 million, more than double the third quarter of 2020. Excluding NIC, bookings rose nearly 52%, fueled by both new contracts and renewals with existing clients.

"Our team's enthusiasm around the integration of NIC and Tyler continues to grow as we begin to execute on our strategy to leverage existing relationships in both of our client bases. We further strengthened our justice and public safety solution suites through the September acquisitions of VendEngine and Arx, and we believe our strong competitive position validates our accelerated shift to the cloud, as well as our elevated product investments, both before and during the pandemic. We look forward to a strong finish to 2021, and to continuing our momentum into next year," concluded Moore.

Guidance for 2021

As of October 27, 2021, Tyler Technologies is providing the following guidance for the full year 2021:

Tyler Technologies Reports Earnings
For Third Quarter 2021
October 27, 2021

•GAAP total revenues are expected to be in the range of $1.577 billion to $1.597 billion.
•Non-GAAP total revenues are expected to be in the range of $1.580 billion to $1.600 billion.
•Total revenues are expected to include approximately $72 million of COVID-related revenues from NIC's TourHealth and pandemic unemployment services that are expected to wind down in the first half of 2022.
•GAAP diluted earnings per share are expected to be in the range of $3.55 to $3.63 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $6.94 to $7.02.
•Interest expense is expected to be approximately $23 million, including approximately $11 million of amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $108 million.
•Research and development expense is expected to be in the range of $94 million to $96 million.
•Fully diluted shares for the year are expected to be in the range of 42.0 million to 42.5 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 4.0% after discrete tax items, including approximately $37 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $47 million to $49 million, including approximately $21 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $122 million, including approximately $91 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue of approximately $3 million. Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $108 million, amortization of acquired software and intangible assets of approximately $91 million, and acquisition-related costs of approximately $29 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $37 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 28, 2021, at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10160514/edb7b60a0c. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Tyler Technologies Reports Earnings
For Third Quarter 2021
October 27, 2021

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through November 4, 2021. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10160514.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been named to Government Technology's GovTech 100 list five times and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the

Tyler Technologies Reports Earnings
For Third Quarter 2021
October 27, 2021

methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Tyler Technologies Reports Earnings
For Third Quarter 2021
October 27, 2021

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

21-62

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Software licenses and royalties	$22,673	$19,937	$55,210	$55,699
Subscriptions	252,942	89,290	554,979	256,651
Software services	54,624	47,946	155,601	143,733
Maintenance	117,833	117,979	356,566	349,104
Appraisal services	7,146	5,394	19,876	15,853
Hardware and other	4,655	5,200	16,518	12,338
Total revenues	459,873	285,746	1,158,750	833,378

Software licenses and royalties	1,547	1,177	4,151	3,047
Acquired software	12,896	7,965	32,683	23,998
Subscriptions, software services and maintenance	241,944	125,881	576,035	381,947
Appraisal services	4,506	3,434	13,552	11,795
Hardware and other	2,764	3,780	9,845	8,748
Total cost of revenues	263,657	142,237	636,266	429,535

Gross profit	196,216	143,509	522,484	403,843

Selling, general and administrative expenses	101,847	66,819	289,543	196,825
Research and development expense	24,002	21,642	69,243	65,952
Amortization of customer and trade name intangibles	14,183	5,392	31,015	16,176
Operating income	56,184	49,656	132,683	124,890
Interest expense	(5,396)	(254)	(18,311)	(757)
Other income, net	445	534	1,249	2,497
Income before income taxes	51,233	49,936	115,621	126,630
Income tax provision (benefit)	7,063	10,652	8,945	(14,096)
Net income	$44,170	$39,284	$106,676	$140,726

Earnings per common share:
Basic	$1.08	$0.98	$2.61	$3.52
Diluted	$1.04	$0.94	$2.53	$3.39

Weighted average common shares outstanding:
Basic	40,888	40,261	40,805	40,013
Diluted	42,286	41,606	42,196	41,493

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP total revenues
GAAP total revenues	$459,873	$285,746	$1,158,750	$833,378
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	751	113	2,039	433
Add: Amortization of acquired leases	—	78	—	235
Non-GAAP total revenues	$460,624	$285,937	$1,160,789	$834,046

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$196,216	$143,509	$522,484	$403,843
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	751	113	2,039	433
Add: Amortization of acquired leases	—	78	—	235
Add: Share-based compensation expense included in cost of revenues	6,303	4,555	17,212	13,176
Add: Amortization of acquired software	12,896	7,965	32,683	23,998
Non-GAAP gross profit	$216,166	$156,220	$574,418	$441,685
GAAP gross margin	42.7%	50.2%	45.1%	48.5%
Non-GAAP gross margin	46.9%	54.6%	49.5%	53.0%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$56,184	$49,656	$132,683	$124,890
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	751	113	2,039	433
Add: Amortization of acquired leases	—	78	—	235
Add: Share-based compensation expense	29,461	18,424	80,360	54,112
Add: Employer portion of payroll tax related to employee stock transactions	401	134	1,561	2,591
Add: Acquisition related costs	2,888	—	22,718	—
Add: COVID-19 incremental costs	—	—	—	727
Add: Amortization of acquired software	12,896	7,965	32,683	23,998
Add: Amortization of customer and trade name intangibles	14,183	5,392	31,015	16,176
Non-GAAP adjustments subtotal	60,580	32,106	170,376	98,272
Non-GAAP operating income	$116,764	$81,762	$303,059	$223,162
GAAP operating margin	12.2%	17.4%	11.5%	15.0%
Non-GAAP operating margin	25.3%	28.6%	26.1%	26.8%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$44,170	$39,284	$106,676	$140,726
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	60,580	32,106	170,376	98,272
Add: Acquisition related costs in interest expense	—	—	6,407	—
Less: Tax impact related to non-GAAP adjustments	(19,772)	(9,038)	(61,232)	(68,073)
Non-GAAP net income	$84,978	$62,352	$222,227	$170,925
GAAP earnings per diluted share	$1.04	$0.94	$2.53	$3.39
Non-GAAP earnings per diluted share	$2.01	$1.50	$5.27	$4.12

Detail of share-based compensation expense
Subscriptions, software services and maintenance	$6,303	$4,555	$17,212	$13,176
Selling, general and administrative expenses	23,158	13,869	63,148	40,936
Total share-based compensation expense	$29,461	$18,424	$80,360	$54,112

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$44,170	$39,284	$106,676	$140,726
Amortization of customer and trade name intangibles	14,183	5,392	31,015	16,176
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	21,112	14,921	55,290	44,271
Amortization of debt discounts and issuance costs included in interest expense	1,133	—	10,083	—
Interest expense	4,262	153	8,228	456
Income tax provision (benefit)	7,063	10,652	8,945	(14,096)
EBITDA	$91,923	$70,402	$220,237	$187,533
Write-downs of acquisition-related deferred revenue	751	113	2,039	433
Share-based compensation expense	29,461	18,424	80,360	54,112
Acquisition related costs	2,888	—	22,718	—
COVID-19 incremental costs	—	—	—	727
Adjusted EBITDA	$125,023	$88,939	$325,354	$242,805

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of free cash flow
Net cash provided by operating activities	$205,387	$169,808	$256,743	$266,328
Less: additions to property and equipment	(6,547)	(2,796)	(20,770)	(19,064)
Less: capitalized software development costs	(6,019)	(1,621)	(14,966)	(4,316)
Free cash flow	$192,821	$165,391	$221,007	$242,948

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$234,128	$603,623
Accounts receivable, net	538,119	382,319
Short-term investments	49,355	72,187
Prepaid expenses and other current assets	53,145	33,343
Income tax receivable	3,509	21,598
Total current assets	878,256	1,113,070

Accounts receivable, long-term portion	14,917	21,417
Operating lease right-of-use assets	40,449	18,734
Property and equipment, net	176,745	168,004

Other assets:
Software development costs, net	22,570	9,121
Goodwill	2,355,144	838,428
Other intangibles, net	1,086,457	322,068
Non-current investments	64,916	82,640
Other non-current assets	43,484	33,792

Total assets	$4,682,938	$2,607,274

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$280,850	$97,095
Operating lease liabilities	10,125	5,904
Deferred revenue	495,250	461,278
Current portion of term loans	30,000	—
Total current liabilities	816,225	564,277

Revolving line of credit	—	—
Term loans	805,535	—
Convertible senior notes due 2026, net	592,335	—
Deferred revenue, long-term	53	100
Deferred income taxes	227,537	40,507
Operating lease liabilities, long-term	37,348	16,279
Other long-term liabilities	3,132	—
Total liabilities	2,482,165	621,163
Shareholders' equity	2,200,773	1,986,111

Total liabilities and shareholders' equity	$4,682,938	$2,607,274

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$44,170	$39,284	$106,676	$140,726
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	36,888	20,476	97,864	60,746
Share-based compensation expense	29,461	18,424	80,360	54,112
Operating lease right-of-use assets expense	2,982	1,390	7,016	4,233
Deferred income tax benefit	(9,251)	1,271	(15,681)	(2,458)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	101,137	88,963	(19,492)	8,969
Net cash provided by operating activities	205,387	169,808	256,743	266,328

Cash flows from investing activities:
Additions to property and equipment	(6,547)	(2,796)	(20,770)	(19,064)
Purchase of marketable security investments	(7,630)	(31,582)	(75,684)	(111,329)
Proceeds from marketable security investments	23,168	21,774	114,563	61,794
Proceeds from the sale of investment of preferred shares	—	—	—	15,000
Purchase of investment of common shares	—	—	—	(10,000)
Investment in software	(6,019)	(1,621)	(14,966)	(4,316)
Cost of acquisitions, net of cash acquired	(89,492)	—	(2,088,394)	(261)
Decrease in other	424	341	463	13
Net cash used by investing activities	(86,096)	(13,884)	(2,084,788)	(68,163)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	(65,000)	—	—	—
Payment on term loans	(57,500)	—	(57,500)	—
Proceeds from term loans	—	—	900,000	—
Proceeds from issuance of convertible senior notes	—	—	600,000	—
Payment of debt issuance costs	(38)	—	(27,165)	—
Purchase of treasury shares	—	(2)	(12,975)	(15,484)
Proceeds from exercise of stock options	17,045	8,395	46,433	100,732
Payment of contingent consideration	—	—	—	(5,619)
Contributions from employee stock purchase plan	3,557	3,032	9,757	8,209
Net cash (used) provided by financing activities	(101,936)	11,425	1,458,550	87,838

Net increase (decrease) in cash and cash equivalents	17,355	167,349	(369,495)	286,003
Cash and cash equivalents at beginning of period	216,773	351,336	603,623	232,682

Cash and cash equivalents at end of period	$234,128	$518,685	$234,128	$518,685